Exhibit 32.1

Certification of Chief Executive Officer and Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Daniel Schmerin, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q for the quarterly period ended March 31, 2019 of Andover National Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Andover National Corporation

Date: May 14, 2019

By:	/s/ Daniel Schmerin
Daniel Schmerin
Chief Executive Officer
Principal Executive Officer and Principal Financial and Accounting Officer